Exhibit T3A.6

I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of CONTROL LASER CORPORATION, a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is 292080.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Twenty-eighth day of July, 1998

CERTIFICATE OF INCORPORATION

OF

IVASHUK MANUFACTURING CORP.

We, the undersigned, hereby associate ourselves together for the purpose of becoming a corporation, organized under the laws of the State of Florida, by and under the provisions of the laws of said State, providing for the formation, liabilities, rights, privileges and immunities of a corporation for profit.

FIRST: The name of the corporation will be:

IVASHUK MANUFACTURING CORP.

and its business shall be carried on in Broward County, Florida, and also within and without the State of Florida and in the United States of America and Foreign Countries, as may from time to time be deemed desirable or expedient.

The principal place of business of the corporation shall be in Pompano Beach, Broward County, Florida, at 1800 S.W. 7th Avenue, Pompano Beach.

SECOND: The general nature of the business and objects and purposes proposed to be transacted, promoted or carried on are to do any and all of the things hereinafter mentioned, as fully and to the same extent as natural persons might or could do, via;

1. To manufacture all kinds and varieties of mechanical appliances, instruments and machines and any and all processes and products; to manufacture airplanes, airplane parts, airplane motors, airplane assemblies and sub-assemblies, missiles, missile parts, missile motors, assemblies and sub-assemblies; to manufacture, buy, sell, trade, deal in and hypothecate any and all materials, parts or assemblies necessary or incidental to any product, part, machine, assembly or sub-assembly manufactured, sold, traded or dealt in by the corporation; to own, lease, rent, acquire and use real estate and buildings for housing and and operating its business; to buy, sell and deal in merchandise and products similar to its business; to own, lease, rent, acquire and use patents, betterments and rights in connection with its manufacture; and

2. To maintain offices in connection with said business and to build or construct buildings in connection with its business.

3. In general, to carry on any other lawful business whatsoever in connection with the foregoing, which is calculated directly or indirectly to promote the interests of the corporation or to enhance the value of its properties.

4. To acquire or undertake all or any part of the business assets and liabilities of any person, firm or association or corporation.

5. This corporation may maintain houses or agencies, conduct this business or any part thereof, purchase, lease or otherwise acquire, hold, mortgage, convey and assign real or personal property, and do all or any of the acts herein set forth outside the State of Florida as well as within the said State.

6. To manage, supervise, operate, control or lease, let and sublet apartments, office buildings, dwelling houses and all kinds and character of property of every nature whatsoever.

7. To manufacture, purchase or otherwise acquire, and to own and mortgage, pledge, sell, assign and transfer or otherwise dispose of, and to invest, trade, deal in and deal with goods, wares, merchandise and other personal property of every class and description whatsoever.

8. To buy, sell, manufacture, repair, alter and exchange let to hire, export and deal in all kinds of articles and things which may be required for the purposes of any of the said businesses, or commonly supplied or dealt in by persons engaged in any such business, or which may seem capable of being profitably dealt with, in connection with any of the said businesses.

9. To guarantee, to acquire by purchase, subscription or otherwise, hold for investment, or otherwise, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of the State of Florida, or any other state or government, domestic or foreign; and while the owner of any such stocks, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes; to aid by loan, subsidy, guaranty, or in any other manner whatsoever so far as the same may be permitted in the case of corporations organized under the General Corporation Laws of the State of Florida, any corporation those stocks, bonds, securities or other obligations are or may be in any manner and at any time owned, held or guaranteed, and to do any and all other acts or things for the preservation, protection, improvement or enhancement in value of any such stocks, bonds securities or other obligations; and to do all and any such acts of things designed to accomplish any such purpose.

10. To acquire, hold, own, dispose of and generally deal in grants, concessions, franchises and contracts of every kind; to cause to be formed, to promote and to aid in any way in the formation of any corporation, domestic or foreign.

11. To act as financial, business and purchasing agent for domestic and foreign corporations, individuals, partnerships, associations, state governments or other bodies.

12. To acquire in any manner, enjoy, utilize, hold, sell, assign, lease, mortgage or otherwise dispose of, letters patent of the United States or of any foreign country, patents, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks, and trade names or pending applications therefor, relating to or useful in connection with any business of the corporation or any other corporation in which the corporation may have an interest as a stockholder or otherwise.

13. To borrow money and contract debts when necessary for the transaction of its business or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness payable at a specified time or times, or payable upon the happening of a specified event or events, secured or unsecured, from time to time, for moneys borrowed, or in payments for property acquired, or for any of the other objects or purposes of the corporation or for any of the objects of its business; to secure the same by mortgage or mortgages, or deed or deeds of trust, or pledges or other lien upon any or all of the property, rights, privileges or franchises of the corporation, wheresoever situated, acquired or to be acquired; and to confer upon the holders of any debentures, bonds or other evidences of indebtedness of the corporation, secured or unsecured, the right to convert the principal thereof into any preferred or common stock of the corporation, now or hereafter authorized, upon such terms and conditions as shall be fixed by the Board of Directors; to sell, pledge or otherwise dispose of any of all debentures or other bonds, notes and other obligations in such manner and upon such terms as the Board of Directors may deem judicious, subject, however, to the provisions of Article III hereof.

14. To acquire by purchase, subscription or otherwise and to hold for investments and to own, hold, sell, vote and handle shares of stock in other corporations.

15. To have one or more offices, conduct its business and promote its objects within and without the State of Florida, in other states, the District of Columbia, the territories, possessions and dependencies of the United States and in foreign countries, without restrictions as to place or amount.

16. To do all and everything necessary and proper for the accomplishment of any of the purposes or the attaining of any of the objects or the furtherance of any of the powers enumerated in this Certificate of Incorporation or any amendment thereof, necessary or incidental to the protection and benefit of the corporation, as principal, agent, director, trustee, or otherwise, and in general, either alone or in association with other corporations, firms or individuals, to carry on any lawful business necessary or incidental to the accomplishment of the purposes or the attainment of the objects or the furtherance of such purposes or objects of the corporation, whether or not such business is similar in nature to the purposes and objects set forth in this Certificate of Incorporation or any amendment thereof.

The foregoing paragraphs shall be construed as enumerating both objects and powers of the corporation; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

17. Any meetings of the stockholders or directors may be held within or without the State of Florida at such places as the By-Laws or the Board of Directors may designate.

18. The corporation may keep the books of the company outside the State of Florida except as may otherwise be provided by law.

19. It shall have full power and authority to enter into contracts or arrangements with any government or authority, National, State or Municipal, local or otherwise, conductive to any of the purposes of this corporation.

20. Subject to the provisions of law, the company may purchase or otherwise acquire, hold and re-issue the shares of its stock.

21. To make By-Laws not inconsistent with the Constitution or Laws of the United States or of this State or with these Articles of Incorporation.

THIRD: The maximum number of shares which this corporation is authorised to have outstanding at any time shall be 1250 shares at $4.00 par value.

The capital stock may be paid for in property, labor or services at a just valuation, to be fixed by the incorporators or by the Directors at a meeting called for such purpose or at the organization meeting.

Property, labor or services may be purchased or paid for with the capital stock at a just valuation of said property, to be fixed by the Directors of the company. Stock in other corporations or going businesses may be purchased by the corporation, in return for the issuance of its capital stock, and said purchases shall be on such basis and for such consideration and the issuance of so much of the capital stock as the Directors of the company may decide.

FOURTH: The amount of capital with which the corporation may begin business will not be less than Five Hundred Dollars ($500,00).

FIFTH: The corporation is to have perpetual existence

SIXTH: The affairs of the corporation shall be conducted by a Board of not less than three Directors, who need not be stockholders.

SEVENTH: The names and post office addresses of the first Board of Directors, who, subject to the provisions of this Certificate of Incorporation, the By-Laws and the Act of the Legislature approved June 1, 1925, and as amended by Florida Statutes 1941 and 1943, shall hold office for the first year of the Corporation’s existence or until their successors are elected and shall have qualified, are the following, which persons are also the subscribers hereof:

NAME AND ADDRESS	SHARES OF COMMON PAR STOCK AND THE VALUE OF THE CONSIDERATION THEREFOR, WHICH HE AGREES TO TAKE.
Michael Ivashuk 2378 N.E. 28th St. Pompano Beach, Fla.	1

Ada Ivashuk 2378 N.E. 28th St., Pompano Beach, Fla.	1

Joseph A. Cianciarulo 3600 Park Road Hollywood, Fla.	1

EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Florida, the Board of Directors is hereby especially authorized:

(a) To make and alter the By-Laws at pleasure;

(b) To fix the amount to be reserved as working capital and to authorize and cause to be executed, mortgages, liens upon the property and franchises of this corporation.

NINTH: The original incorporators of the Corporation shall have the right upon its organization, to assign and deliver their subscriptions of stock as set forth in Article VII hereof to any other person, or to firms or corporations who may hereafter become subscribers to the capital stock of the Corporation, who, upon acceptance of such assignment, shall stand in lieu of the original incorporators, and assume and carry out all the rights, liabilities and duties entailed by said subscriptions, subject to the laws of the State of Florida, and the execution of the necessary instruments of assignment.

The number of Directors of the Corporation may be increased or decreased to not less than three (3) as may be provided by the By-Laws. The By-Laws may prescribe the number of Directors necessary to constitute a quorum of the Board of Directors which number may be less than the majority of the whole Board of Directors. In case of vacancy in the Board of Directors through death, resignation, disqualification or other cause, such vacancy shall be filled for the unexpired term by the affirmative vote of a majority of the remaining Directors. In case of any increase in the number of Directors, the additional Directors shall be elected by the affirmative vote of a majority then in office.

In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter, amend or repeal the By-Laws of the Corporation.

(b) If the By-Laws so provide, to designate by resolution two or more of their number to constitute an Executive Committee, which committee, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation during the intervals between the meetings of the Board of Directors, so far as may be permitted by law.

(c) From time to time to determine whether and to what extent and at which times and place and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of the Corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors.

The corporation may at any meeting of its Board of Directors, sell, lease, or exchange all of its property and assets, including its good will, and its corporate franchise or any property or assets essential to its corporate business, upon such terms and conditions; either for cash for the securities of any other corporation or corporations, or for such other consideration as its Board of Directors may deem expedient and for the best interest of the corporation when and as authorized by the affirmative vote of the holders of record of at least two-thirds of the stock of each class issued and outstanding given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of record of at least two-thirds of the stock of each class issued and outstanding.

Both stockholders and directors shall have power, if the By-Laws so provide, to hold their meetings either within or without the State of Florida, to have one or more offices and to keep the books of the corporation, subject to the provisions of the laws of the State of Florida, within or without the State of Florida at such places as may from time to time be designated by the Board of Directors.

No contract or other transaction between the corporation and any other corporation, in the absence of fraud, shall be affected or invalidated by the fact that any one or more of the Directors of the Corporation is or are interested in, or is a Director or officer or are the Directors or officers of such other corporation, and any Director or Directors, individually or jointly, may be a party or parties to, or may be interested in any such contract or transaction of the Corporation or in which the Corporation is interested, and no contract, act or transaction of the Corporation with any person or persons, firm or corporation, in the absence of fraud, shall be affected or invalidated by the fact that any Director or Directors of the Corporation is a party or are parties to or interested in such contract, act or transaction, or in any way connected with such person or persons, firm or corporation, and each and every person who may become a Director of the Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be anywise interested. Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or controlled company without regard to the fact that he is also a Director of such subsidiary or controlled company.

TENTH: The business of said corporation shall be conducted by a Board of Directors as above mentioned as may be provided for by the By-Laws of said corporation, and the following officers, to-wit: The President, the Vice-President, the Secretary and the Treasurer, providing that the same person may hold the offices of Secretary and Treasurer. The members of said Board of Directors shall be elected at an annual meeting of the Stockholders of said corporation, each and every year, during the month of June, and said officers shall be elected by the members of said Board of Directors.

The names and post office addresses of the Board of Directors who are to conduct the business of this corporation until those elected at the first annual election are qualified are as follows:

Michael Ivashuk

2378 N.E. 28th Street

Lighthouse Point, Pompano Beach, Fla.

Ada Ivashuk

2378 N.E. 28th Street

Lighthouse Point, Pompano Beach, Fla.

Joseph A. Cianciarulo

3600 Park Road

Hollywood, Florida.

The highest amount of indebtedness or liability to which this corporation can at any time subject itself is unlimited.

ELEVENTH: The names and addresses of the officers of the corporation until the election at the first annual election of officers and their qualifidations are as follows:

NAME	ADDRESS	OFFICE

Michael Ivashuk	2378 N.E. 28th St.	President
Lighthouse Point,
Pompano Beach, Fla.

Ada Ivashuk	2378 N.E. 28th St.	Vice-Pres and Treas.
Lighthouse Point,
Pompano Beach, Fla.

Joseph A. Cianciarulo	3600 Park Road	Executive Vice-Pres. and Secretary
Hollywood, Fla.

TWELFTH: Cumulative voting may be permitted by the terms of the By-Laws.

THIRTEENTH: The resident agent of said corporation shall be NORMAN D. ZIMMERMAN, a resident of Pompano Beach, Florida, whose address is 1837 N.E. 24th Street, Pompano Beach, Florida.

(SEAL)
(SEAL)
(SEAL)

STATE OF FLORIDA	)
: SS
COUNTY OF BROWARD	)

ON THIS DAY, before me, an officer duly authorized to administer oaths and take acknowledgments, personally appeared MICHAEL IVASHUK, ADA IVASHUK and JOSEPH A. CIANCIARULO all of whom are well known to be the incorporators described in and who executed the foregoing Certificate of Incorporation of IVASHUK MANUFACTURING CORP., and acknowledged that they executed the same for the purpose therein expressed.

WITNESS my hand and official seal this 10th day of April, 1965.

NOTARY PUBLIC, STATE OF FLORIDA

My commission expires:

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

IVASHUK MANUFACTURING CORP.

Ivashuk Manufacturing Corp., a Florida corporation, under its corporate seal, and the hands of its President and Secretary, hereby certify that;

1. The Board of Directors of said corporation, at a meeting duly called and held on November 25, 1968, adopted the following resolution:

RESOLVED, by the Board of Directors of Ivashuk Manufacturing Corp. that in the judgment of the Board of Directors of Ivashuk Manufacturing Corp., it is deemed advisable to amend the Certificate of Incorporation of Ivashuk Manufacturing Corp. so that Article THIRD of said Certificate of Incorporation shall read as follows:

“THIRD: The maximum number of shares of stock which this corporation is authorized to have outstanding at any time is two million shares of Common Stock of the par value of one cent each.

No holder of any of the shares of the capital stock of the corporation shall be entitled as of right to purchase or to subscribe for any unissued stock of any class, or any additional shares of any class, whether presently or hereinafter authorized, and also including, without limitations, bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the corporation or carrying any right to purchase stock of any class. Such unissued stock, or additional authorized issue of any stocks, or other securities convertible into stock or carrying any right to purchase stock, may be issued and disposed of, pursuant to resolutions of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

The capital stock may be paid for in property, labor or services at a just valuation, to be fixed by the incorporators or by the Directors at a meeting called for such purpose or at the organization meeting.

Property, labor or services may be purchased or paid for with the capital stock at a just valuation of said property, to be fixed by the Directors of the Company. Stock in other corporations or going businesses may be purchased by the corporation, in return for the issuance of its capital stock, and said purchases shall be on such basis and for such consideration and the issuance of so much of the capital stock as the Directors of the company my decide.”

FURTHER RESOLVED, that this Board of Directors does hereby recommend to the stockholders of this corporation that appropriate resolutions of the stockholders be adopted to accomplish the foregoing amendment to the Certificate of Incorporation of this corporation; and a special meeting of the stockholders of this corporation is hereby called to be held at the office of the corporation at 1800 S.W. Seventh Avenue, Pompano Beach, Florida, on November 25, 1968, at 11:00 o’clock A.M. to consider and take action on such resolutions.

2. The meeting of the stockholders of the corporation called by the Board of Directors, as aforesaid, was held pursuant to waiver on November 25, 1968, and at said special meeting of stockholders said Amendment to the Certificate of Incorporation was duly adopted by the unanimous vote of all stockholders present, being all of the stockholders of Ivashuk Manufacturing Corp., and by the unanimous vote of all classes of stock, voting separately, being all of each class of stock, by the unanimous adoption of the following resolution:

RESOLVED, by the Stockholders of Ivashuk Manufacturing Corp. that the Certificate of Incorporation of this corporation be amended so that Article THIRD of said Certificate of Incorporation shall read as follows:

“THIRD: The maximum number of shares of stock which this corporation is authorized to have outstanding at any time is two million shares of Common Stock of the par value of one cent each.

No holder of any of the shares of the capital stock of the corporation shall be entitled as of right to purchase or to subscribe for any unissued stock of any class, or any additional shares of any class, whether presently or hereinafter authorized, and also including, without limitations, bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the corporation or carrying any right to purchase stock of any class. Such unissued stock, or additional authorized issue of any stocks, or other securities convertible into stock or carrying any right to purchase stock, may be issued and disposed of, pursuant to resolutions of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

The capital stock may be paid for in property, labor or services at a just valuation, to be fixed by the incorporators or by the Directors at a meeting called for such purpose or at the organization meeting.

Property, labor or services may be purchased or paid for with the capital stock at a just valuation of said property, to be fixed by the Directors of the Company. Stock in other corporations or going businesses may be purchased by the corporation, in return for the issuance of its capital stock, and said purchases shall be on such basis and for such consideration and the issuance of so much of the capital stock as the Directors of the company may decide.

IN WITNESS WHEREOF, said Ivashuk Manufacturing Corp. has caused this Certificate to be signed in its name by its President, and its corporate seal to be hereto affixed, attested by its Secretary, this 25th day of November, 1968.

IVASHUK MANUFACTURING CORP.

By
President

By
Secretary

STATE OF FLORIDA	)
) SS
COUNTY OF DUVAL	)

On this day personally appeared before me, the undersigned officer duly authorized by the laws of the State of Florida, to take acknowledgments, MICHAEL IVASHUK and WILLIS L. CONN, known to me to be the President and Secretary, respectively, of Ivashuk Manufacturing Corp., a corporation organized and existing under the laws of the State of Florida, and acknowledged that they executed the above and foregoing Certificate of Amendment of Certificate of Incorporation of Ivashuk Manufacturing Corp., as such officers for and on behalf of said corporation, after having been duly authorized so to do.

WITNESS my hand and official seal at Jacksonville, Duval County, Florida, this 25th day of November, 1968.

Notary Public, State of Florida at large

My commission expires:

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

IVASHUK MANUFACTURING CORP.

IVASHUK MANUFACTURING CORP., a Florida corporation, under its corporate seal and the hands of its President, Michael Ivashuk, and its Secretary, Willis L. Conn, hereby certifies that:

1. The Board of Directors of said corporation, at a Special Meeting called and held on November 3, 1969, adopted the following resolution:

RESOLVED: That Article FIRST of the Certificate of Incorporation be amended to read as follows:

“FIRST. The name of the corporation is:

CONTROL LASER CORPORATION.”

2. A Special Meeting of the Stockholders of the corporation was called and held on November 26, 1969, to consider the resolution hereinabove set forth and at said Special Meeting of Stockholders the said Amendment to the Certificate of Incorporation was adopted by the unanimous vote of all stockholders present, who represented a majority of the issued and outstanding common stock of the said corporation.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed in its name by its President and its corporate seal to be hereunto affixed and attested by its Secretary, this 26th day of November, 1969.

IVASHUK MANUFACTURING CORP. a Florida corporation
[CORPORATE SEAL]
		By	/s/ Michael Ivashuk
Michael Ivashuk, President
ATTEST:	/s/ Willis L. Conn
Willis L. Conn, Secretary

STATE OF FLORIDA	]
ss.
COUNTY OF BROWARD	]

BEFORE ME, the undersigned authority, on this 26th day of November, 1969, personally appeared MICHAEL IVASHUK and WILLIS L. CONN, President and Secretary, respectively, of IVASHUK MANUFACTURING CORP., who, being first duly sworn, acknowledged that they executed the above and foregoing Certificate of Amendment to the Certificate of Incorporation of IVASHUK MANUFACTURING CORP. as such officers, for and on behalf of said corporation, after having been duly authorized to do so.

WITNESS my hand and official seal at Pompano Beach, Broward County, Florida, this 26th day of November, 1969.

NOTARY PUBLIC
State of Florida at Large

My commission expires: